                                Stikeman Elliot

Direct:   (514) 397-3061
Fax:      (514) 397-3415
E-mail:   praymond@mtl.stikeman.com

                                                              September 22, 2000

REPAP ENTERPRISES INC.
300 Atlantic Street
Suite 200
Stamfort, CT  06901

Attention: Mr. Terry McBride

Dear Sir:

Re:  Issue of common shares pursuant to the
     1987 Directors, Officers and Employees Stock Option Plan,
     as amended.
     Our file: 035208-1013

         In connection with the registration under the Securities  Act of
1933  (the  "Act") of  60,895,000  common  shares  (the  "Securities")  of Repap
Enterprises  Inc.,  a  corporation  incorporated  under the  Canada  Business
Corporations  Act  (the  "Company"),  offered  or to be  offered  to certain directors,  officers and  employees  pursuant to the Company's  1987  Directors,
Officers and Employees Stock Option Plan (the "Plan"),  as amended,  we, as your
Canadian counsel,  have examined such corporate records,  certificates and other documents,  and  such  questions  of law,  as we have  considered  necessary  or appropriate for the purposes of this opinion.

         In our examination of such  documents,  we have assumed the capacity of all  individuals,  the genuineness of all signatures and the authenticity of all documents  submitted to us as originals of such  documents and the conformity to original documents of all documents submitted to us as copies,  certified copies or facsimiles thereof.

         The opinion hereinafter expressed is limited to matters governed by the laws of the  Province  of  Quebec  and the  federal  laws of  Canada  applicable therein.

         Based  upon  and   relying  on  the   foregoing   and  subject  to  the
qualifications hereinabove expressed, we are of the opinion that:

1.   The Company has the corporate  power and authority to create,  issue,  sell and deliver the Securities to be issued by the Company pursuant to the Plan and has taken all necessary corporate action in connection therewith.

2.   The issue and sale by the  Company of the  Securities  pursuant to the Plan have been duly  authorized  by the  Company  and do not  conflict  with the constating documents or by-laws of the Company.

3.   Upon payment of the exercise price thereof, the Securities shall be validly issued and outstanding as fully paid and non-assessable.

         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration  Statement on Form S-8 relating to the  Securities.  In giving such consent,  we do not thereby  admit that we are in the category of persons  whose consent is required under Section 7 of the Act.

                                            Very truly yours,

                                            (S) Stikeman Elliott

PAR/am